                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Roadhouse Grill, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (ROADHOUSE GRILL LOGO)


         6600 NORTH ANDREWS AVENUE, SUITE 160, FT. LAUDERDALE, FL 33309

                              ROADHOUSE GRILL, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 9, 1998

To The Shareholders of Roadhouse Grill, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Roadhouse Grill, Inc., a Florida Corporation (the "Company"), WILL BE HELD ON DECEMBER 9, 1998, at 10:00 a.m., EST, at The Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334, for the following purposes:

       I. To elect 5 directors who will serve until the next Annual Meeting of Shareholders;

      II. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company for the 1999 fiscal year;

     III. To approve the 1998 Omnibus Stock Option Plan which authorizes the issuance of options to purchase up to 236,000 shares of the Company's Common Stock;

      IV. To transact such other business as properly may come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     THE BOARD OF DIRECTORS RECOMMENDS A "YES" VOTE ON ALL PROPOSALS.

     The Board of Directors has fixed the close of business on October 27, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. The stock transfer books will not be closed.

     The Proxy Statement, form of Proxy and a copy of the Annual Report on the Company's results of operations for the transition period ended April 26, 1998 (the "transition period"), Fiscal 1997, 1996 and 1995 accompany this Notice.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                         By Order of the Board of Directors


                                         Martin Bernholz,
                                         SECRETARY

Fort Lauderdale, Florida
October 28, 1998

                              ROADHOUSE GRILL, INC.
         6600 NORTH ANDREWS AVENUE, SUITE 160, FT. LAUDERDALE, FL 33309

                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Roadhouse Grill, Inc., a Florida Corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on December 9, 1998, at 10:00 a.m., EST. At the Annual Meeting, the shareholders will consider and vote upon the following matters: (i) to elect 5 directors who will serve until the next Annual Meeting of Shareholders; (ii) to ratify the selection of KPMG Peat Marwick LLP as the independent auditors for the Company for the 1999 fiscal year; and (iii) to approve the 1998 Omnibus Stock Option Plan which authorizes the issuance of options to purchase up to 236,000 shares of the Company's Common Stock. Shareholders will also consider any other proposals or business that may properly come before the meeting although the Board of Directors knows of no other proposal or business to be presented. The Annual Meeting will be held at The Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

     By executing and returning the proxy (either by mail or by submitting your proxy electronically via the Internet or by telephone), you authorize Ayman Sabi and Martin Bernholz to represent you and vote your shares at the meeting in accordance with your instructions. Those persons may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponements of the meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted by the persons named on the proxy, to the extent applicable, (i) FOR the election of the nominees as directors; (ii) FOR the ratification of KPMG Peat Marwick LLP as the independent auditors of the Company; (iii) FOR the approval of the 1998 Omnibus Stock Option Plan; and (iv) at the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

     This Proxy Statement ("Proxy Statement") and accompanying proxy ("Proxy") are first being mailed on or about November 2, 1998 to all shareholders of record at the close of business on October 27, 1998 (the "Record Date").

VOTING RIGHTS AND OUTSTANDING SHARES

     Only shareholders of record at the close of business on October 27, 1998 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on October 27, there were outstanding 9,708,741 shares of the Company's Common Stock, par value $.03 per share (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote. The election of directors requires a plurality of the votes cast. All other proposals require the affirmative vote of a quorum. A quorum is defined as a majority of the shares entitled to vote on a matter by each voting group, represented in person or by proxy, and shall consist of not less than one third of the shares entitled to vote at the meeting. Shares represented by proxies marked to withhold authority to vote, and shares represented by proxies that indicate that the broker or nominee shareholder thereof does not have discretionary authority to vote them, will be counted to determine the existence of a quorum at the Annual Meeting, but will not affect any vote required.

     At the Record Date, Berjaya Group (Cayman) Limited ("Berjaya Cayman") beneficially owned 6,035,466 shares of Common Stock. These shares represent 62.2% of the total outstanding Common Stock. As a result, Berjaya is able to control the vote on all matters requiring approval by the shareholders of the Company, to elect the entire Board and, effectively, to control the Company. Berjaya Cayman has advised the Company it intends to vote in favor of each of the proposals presented at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a Proxy pursuant to this solicitation has the power to revoke it any time before it is voted by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of the Company at 6600 North Andrews Avenue, Suite 160, Fort Lauderdale, Florida 33309, or by attending the Annual Meeting and voting in person.

SOLICITATION

     The enclosed Proxy is solicited by the management of the Company at the direction of the Board. The Company will bear the entire cost of solicitation of Proxies in the enclosed form, including preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished by the Company to shareholders. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company or by agents employed by the Company for the specific purpose of supplemental proxy solicitation. Such soliciting agents, if engaged, will be paid a reasonable fee for their services. No additional compensation will be paid to directors, officers or other regular Company employees for such services. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.



CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     This information is contained under Proposal I.



CERTAIN INFORMATION CONCERNING EXECUTIVE OFFICERS

     Information regarding the executive officers of the Company, who are not also directors of the Company, as of April 26, 1998, is as follows:

     DENNIS C. JONES, age 44. Mr. Jones has served as Chief Financial Officer, Executive Vice-President of Finance and Treasurer of the Company since March 1996. From October 1994 to January 1996, Mr. Jones served as Chief Financial Officer of Louise's Trattoria, Inc., which operated 19 Italian restaurants, primarily in southern California. From 1984 to October 1994, Mr. Jones was employed by Acapulco Restaurants, Inc., which operated approximately 50 Mexican restaurants, primarily in California, in various financial management positions, including Chief Financial Officer from January 1991 to October 1994.

     MARTIN J. BERNHOLZ, age 46. Mr. Bernholz has served as the Secretary and General Counsel of the Company since February 1998. From 1989 to present, Mr. Bernholz has served as the President of National Retail Group, Inc. ("NRG"), a real estate and retailing consulting firm which has provided supportive management services to a variety of retail companies, and provides services to the Company. (See "Certain Relationships and Related Transactions" on page 13). From 1986 to 1989, Mr. Bernholz served as a Director and as General Counsel of the Record Bar, Inc., which operated 450 retail outlets. In addition, Mr. Bernholz was a partner in the law form of Coleman, Bernholz & Dickerson where he specialized in Commercial and International Law. Mr. Bernholz has assisted clients with acquisitions and the development of retail expansion and strategic plans. Mr. Bernholz serves, or has served, as the Chairman of the Board of various retail companies and as a member of the Board of Directors of various retail companies including The White House, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      As of the Record Date, there were outstanding 9,708,741 shares of Common Stock. The table on the following page sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by each person known to the Company to own beneficially more than five percent of the Company's Common Stock, each director, each named executive, and all executive officers and directors as a group.

-------------------------

(1) Subsequent to April 26, 1998, Mr. Jones resigned from his capacities effective October 1998. Upon his departure Mr. Glenn Glasshagel became the Chief Financial Officer, Executive Vice-President of Finance and Treasurer of the Company.

(2) Intervening on behalf of investors and shareholders, Mr. Bernholz was retained in October 1997 to provide management consulting services and administrative direction in the restructuring of Roasters Corporation ("Roasters"), a company in serious financial distress. To protect the interests of investors, Mr. Bernholz accepted the position of Chief Executive Officer and Director of Roasters at that time. In March 1998, Roasters filed for protection from creditors under Chapter 11 of the Bankruptcy Code, and Mr. Bernholz relinquished the position of Chief Executive Officer. On behalf of the same investor group, Mr. Bernholz accepted the offices of Chief Executive Officer and Director of East Coast Bagels, Inc. ("East Coast"), also in financial distress, concurrent with action by East Coast in February 1998 to seek protection from creditors under Chapter 11 of the Bankruptcy Code.

COMMON STOCK

NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED         PERCENT OF CLASS
------------------------------------                          ------------------         ----------------
Vincent Tan(1)                                                    6,035,466                     62.2%
Ayman Sabi(2)                                                       200,000                      2.1%
Philip Friedman(3)                                                    5,000                      0.1%
Phillip Ratner(4)                                                    10,000                      0.1%
Mark Scobee(5)                                                       12,778                      0.1%
Dr. Christian F. Horn(6)                                            582,922                      6.0%
Berjaya Group (Cayman) Limited(1)                                 6,035,466                     62.2%
Cupertino Ventures Partnership III, L.P.(6)                         551,256                      5.7%
Martin Bernholz(7)                                                   67,500                      0.7%
All executive officers and directors                              6,330,744                     65.2%
     as a group (six persons) (1)(2)(3)(4)(5)(7)(8)

-----------------------------------

(1) Mr. Vincent Tan was elected Chairman of the Board of Directors of the Company in February 1998. The Common Stock shown above includes 6,035,466 shares beneficially owned by Berjaya Group (Cayman) Limited ("Berjaya Cayman"). As Chairman/Chief Executive Officer of Berjaya Group Berhad, the owner of 100% of the outstanding shares of Berjaya Cayman, Mr. Tan may be deemed to be the beneficial owner of all of the shares owned by Berjaya Cayman in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. Mr. Tan disclaims ownership of the shares beneficially owned by Berjaya Cayman. The address for Mr. Tan and Berjaya Cayman is Level 28, Menara Shahzan Insas, 30 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.
(2) Includes 200,000 shares of Common Stock issuable upon exercise of options beneficially owned by Mr. Sabi that are exercisable within 60 days of October 27, 1998. Mr. Sabi owns no shares of record. Mr. Sabi is an agent for Arab Multinational Investment Company and Societe Financiere Privee S.A Geneve. Mr. Sabi disclaims ownership of (i) 160,565 shares beneficially owned by Arab Multinational Investment Company; and (ii) 411,950 shares beneficially owned by Societe Financiere Privee S.A. Geneve, in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. The address for Mr. Sabi is 6600 N. Andrews Avenue, Suite 160, Ft. Lauderdale, Florida 33309.
(3) Represents 5,000 shares of Common Stock issuable upon exercise of options beneficially owned by Mr. Friedman that are exercisable within 60 days of October 27, 1998. The address for Mr. Friedman is 899 El Centro Street, South Pasadena, California 91030.
(4) Represents 10,000 shares of Common Stock issuable upon exercise of options beneficially owned by Mr. Ratner that are exercisable within 60 days of October 27, 1998. The address for Mr. Ratner is 10 Eastshore, Heath, Texas 75087.
(5) Represents 12,778 shares of Common Stock issuable upon exercise of options beneficially owned by Mr. Scobee that are exercisable within 60 days of October 27, 1998. The address for Mr. Scobee is 6600 N. Andrews Ave, Suite 160, Ft. Lauderdale, Florida 33309.
(6) Includes (i) 15,000 shares of Common Stock issuable upon exercise of options beneficially owned by Dr. Horn that are exercisable within 60 days of October 27, 1998 and (ii) 551,256 shares beneficially owned by Cupertino Ventures Partnership III, L.P. ("Cupertino"). As the Managing Partner of Horn Ventures II, L.P., a general partner of Cupertino, Dr. Horn may be deemed to the beneficial owner of all the shares owned by Cupertino in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Dr. Horn served as Chairman of the Board of Directors of the Company from August 1996 to July 1997 and was a director of the Company from January 1994 to July 1997. He resigned from both capacities in July 1997. The address for Dr. Horn and Cupertino is 20300 Stevens Creek Blvd., Suite 330, Cupertino, California, 95014.
(7) Includes (i) 60,000 shares of Common Stock issuable upon exercise of options beneficially owned by Mr. Bernholz exercisable within 60 days of October 27, 1998 and (ii) 7,500 shares owned by Mr. Bernholz.
(8) Includes 287,778 shares subject to options that are exercisable within 60 days of October 27, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Company's Common Stock. Specific due dates for these records have been established and the Company is required to report in this Proxy Statement any failure to file by these dates in 1998.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all of the Company's executive officers, directors and greater-than-ten-percent beneficial owners were in compliance with Section 16(a) filing requirements.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         IN FAVOR OF EACH NAMED NOMINEE.

     Shares of Common Stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Nominees named below. If any Nominee should become unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute Nominee as the Board may propose. Each nominee is currently a director of the Company.

     Directors are elected annually by the Company's shareholders and serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

                             NOMINEES FOR DIRECTORS

     VINCENT TAN, age 46. The Company's Board of Directors elected Vincent Tan as Chairman of the Board of Directors of the Company in February 1998. Vincent Tan is the Chairman and Chief Executive Officer of Berjaya Group Berhad ("Berjaya Group"), a Malaysian company which owns Berjaya Group (Cayman) Limited ("Berjaya Cayman"), the majority shareholder of the Company. Mr. Tan has been Chief Executive Officer of Berjaya Group since 1984.(1)

     AYMAN SABI, age 34. Mr. Sabi was elected President and Chief Executive Officer of the Company in February 1998. He served as Chairman of the Company's Executive Committee from November 1997 to February 1998. Mr. Sabi became a director of the Company in February 1997. Mr. Sabi has served as the Chairman and Chief Executive Officer of SABi International Developments, Inc., a trading, contracting and investment company which owns, operates and invests in various restaurant and retail concepts, both domestically and internationally since 1989. Mr. Sabi also serves, or has served, as a member of the Board of Directors of various retail companies and financial institutions including The White House, Inc.; Tunis International Bank, Tunisia and New Global Holdings.(1)

     PHILIP FRIEDMAN, age 51. Mr. Friedman has served as a director of the Company since September 1996. Since January 1996, Mr. Friedman has served as President of Panda Management, Inc. In addition, since June 1986, Mr. Friedman has served as the President of P. Friedman & Associates, Inc., a business planning and management consulting firm. He is Chairman of the Board of Rosti Restaurants, Inc. Mr. Friedman is also a director of Eateries, Inc., Paramark, Inc. and P&E Production Technology Management, Inc. On occasion, Mr. Friedman has taken interim advisory positions with clients of P. Friedman & Associates, Inc. and these positions have included: Advisor to the President of Roy Rogers Restaurants, Inc. (1993), Chief Financial Officer for Service America Corporation (1990) and Executive Vice President for Sutton Place Gourmet (1988). From 1984 to 1986, Mr. Friedman was Vice President of Finance Administration and the Senior Planning Associate of Cini-Little International, Inc. Prior to that, he was Vice President of Planning and Vice President, Big Boy Franchising for Marriott Corporation. Mr. Friedman held similar executive positions with Chi-Chi's, Inc. and Pepsico's Pizza Hut division.

     PHILLIP RATNER, age 53. Mr. Ratner has served as a director of the Company since March 1997. Since October 1998, he has served as the President and Chief Executive Officer of Furrs Bishop Cafeteria, Inc. (NYSE "CHI"). In addition, he was the Chairman, President and Chief Executive Officer of Spaghetti Warehouse, Inc. (NYSE "SWH"), Garland, Texas and resigned from Spaghetti Warehouse, Inc. during the transition period ended April 26, 1998. From 1984 to 1994, Mr. Ratner served in various executive positions, including President and Chief Executive Officer in 1987, with Acapulco Restaurants, Inc. Prior to his association with Acapulco Restaurants, Mr. Ratner was employed by El Torito from 1979 to 1984, serving as Executive Vice President of Operations from 1982 to 1984.

----------------------

(1) Mr. Tan (through Berjaya Group) was an investor and a director since 1993 of Roasters Corporation ("Roasters"), a distressed franchisor and operator of rotisserie chicken restaurants. Mr. Sabi (directly and through affiliates) was also an investor in Roasters. To assist in resolving operating and financial problems experienced by Roasters, and with the objective of protecting the interest of Roasters' shareholders, Mr. Sabi accepted a position as a director of Roasters. Mr. Sabi joined the Roasters board of directors in April 1997 in order to evaluate the distressed situation and to provide the Roasters board with options and alternatives for a solution. Mr. Tan and Mr. Sabi ceased to be directors of Roasters in November 1997 and December 1997, respectively. Efforts to improve Roasters' performance were not successful and Roasters filed for protection from creditors in March 1998 under Chapter 11 of the Bankruptcy Code.

     ALAIN K.K. LEE, age 42. Alain K.K. Lee was elected as a director of the Company in January 1998. Mr. Lee is currently Vice President of Corporate Affairs and Franchising of the Company. From 1993 to 1998, Mr. Lee served as the Deputy General Manager for Berjaya Group, a Malaysian company which owns Berjaya Cayman, the majority shareholder of the Company. He has served on the Board of Roasters Asia Pacific (Malaysia) since 1994. In addition, Mr. Lee has served on the Board of Roadhouse Grill Asia Pacific (Malaysia) since 1996. Mr. Lee has also served as Berjaya Group Chief Financial Officer from 1990 to 1993, and Deputy Chief Executive Officer of several other Berjaya Group companies from 1993 to 1998.

MEETINGS AND COMMITTEES OF THE BOARD

     During 1997, the Board held three meetings and all directors attended each of these Board meetings, either in person or by telephone. During the transition period ended April 26, 1998, the Board held one meeting and all directors attended this Board meeting.

     The Board has two standing committees: the Audit Committee and the Compensation and Stock Option Committee. The Audit Committee recommends engagement of the Company's auditors, reviews and approves services performed by such auditors, reviews and evaluates the Company's accounting system and its system of internal controls, and performs other related duties delegated to such Committee by the Board. The members of the Audit Committee are Messrs. Friedman, Sabi, and Lee. The Compensation and Stock Option Committee is responsible for recommending to the Board executive compensation levels and executive and overall compensation policies. The members of the Compensation and Stock Option Committee are Messrs. Tan and Ratner.

     During 1997 and the transition period ended April 26, 1998, employee directors and non-employee directors both received reimbursement of out-of-pocket expenses and directors' fees of $2,500 for each regular Board meeting attended.

                                   PROPOSAL II

              RATIFICATION OF KPMG PEAT MARWICK, LLP AS INDEPENDENT
                AUDITORS FOR THE COMPANY FOR THE 1999 FISCAL YEAR

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

     The Audit Committee has selected the accounting firm of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the 1999 fiscal year. KPMG Peat Marwick LLP served as the Company's independent auditors during the 1997 fiscal year and the transition period ended April 26, 1998. The shareholders are being asked to ratify this selection.

     It is expected that representatives of KPMG Peat Marwick LLP will attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

     During fiscal year 1997 and the transition period ended April 26, 1998, there were no disagreements or "reportable events" with the Company's independent auditors.

                                  PROPOSAL III

  APPROVAL OF THE 1998 OMNIBUS STOCK OPTION PLAN WHICH AUTHORIZES THE ISSUANCE
    OF OPTIONS TO PURCHASE UP TO 236,000 SHARES OF THE COMPANY'S COMMON STOCK

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                           IN FAVOR OF THIS PROPOSAL.

         The Board of Directors of Roadhouse Grill, Inc. has recommended the 1998 Omnibus Stock Option Plan for approval by the Company's shareholders. (Please see complete plan in Exhibit A).

         The 1998 Omnibus Stock Option Plan was authorized by the Board of Directors of Roadhouse Grill on August 28, 1998, and is subject to approval by the Company's shareholders. A copy of the 1998 Omnibus Stock Option Plan is attached hereto as Exhibit A and the following summary is qualified in its entirety by reference thereto.

PURPOSES AND ELIGIBILITY

         The purpose of the 1998 Omnibus Stock Option Plan (the "Plan") is to promote the interest of Roadhouse Grill, Inc. (the "Company"), by providing directors, officers, key employees and other consultants of the Company with an opportunity to acquire a proprietary interest in the Company, and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the ability to provide an opportunity to acquire a proprietary interest in the Company by the offering and availability of stock options ("Options") will assist the Company in attracting and retaining the services of key personnel of outstanding ability. The 1998 Omnibus Stock Option Plan authorizes the issuance of certain stock options to such individuals (referred to in the Roadhouse Grill 1998 Omnibus Stock Option Plan as "Participants"). As of October 28, 1998, Roadhouse Grill estimates that there will be approximately three hundred Participants.

SHARES AVAILABLE UNDER THE 1998 OMNIBUS STOCK OPTION PLAN

   An aggregate of 236,000 shares of Roadhouse Grill's Common Stock are authorized for issuance under the 1998 Omnibus Stock Option Plan.

ADMINISTRATION

   The Board of Directors of the Company (the "Board") will administer the 1998 Omnibus Stock Option Plan. The Board shall have full power, subject to the provisions of the Plan, to grant Options, construe and interpret the Plan, establish rules and regulations with respect to the Plan and/or Options granted hereunder and perform all other acts, including the delegation of administrative responsibilities, that it believes reasonable and necessary. The Board shall have the sole discretion, subject to the provisions of the Plan to determine the Participants eligible to receive Options pursuant to the Plan and the amount, type, and terms of any Options and the terms and conditions of option agreements relating to any Option. The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan. Any decision made, or action taken, by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final, conclusive and binding upon Optionees. The Board may appoint a Committee and such would have the same powers granted to the Board of Directors in the Administration of the Plan.

STOCK OPTION PLAN - GENERAL

   The 1998 Omnibus Stock Option Plan authorizes the issuance of Stock Options ("Stock Options") which consist of either non-statutory stock options or incentive stock options. A Stock Option entitles the participant to acquire a specified number of shares of the Company's Common Stock at an exercise price determined by the Board, which generally may not be less than the fair market value of the shares on the date of award of the Stock Option. The vesting, exercisability, payment and other restrictions applicable to any Option (which may include, without limitation, restrictions on transferability or provision for mandatory resale to Roadhouse Grill) shall be determined by the Board. The Board may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restriction on any Award or (iii) the date on which any Stock Option first becomes exercisable. The Board shall also have a full authority to determine the effect, if any, that a participant's termination of employment will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the amount of compensation for services rendered in all capacities to the Company during the transition period, fiscal 1997, fiscal 1996 and fiscal 1995 by the executive officers of the Company who received annualized compensation in excess of $100,000 during the transition period:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                               ----------------------

                          ANNUAL COMPENSATION                                      AWARDS              PAYOUTS
-----------------------------------------------------------------------   -------------------------    -------
                                                                          Restricted   Securities
                                                           Other Annual     Stock      Underlying        LTIP      All Other
Name and Principal Position   Year(1)  Salary     Bonus    Compensation    Awards(s)   Options/SARs    Payouts    Compensation
---------------------------   -------  ------     -----    ------------    ---------   ------------    -------    ------------
Ayman Sabi                    1998    $117,692      -           -             -          195,000          -             -
Director, President           1997        -         -        $60,000(2)       -            5,000          -             -
and  Chief Executive Officer

J. David Toole III(3)         1998        -         -           -             -             -             -             -
Former Director, President    1997      296,154  $50,000        -             -          316,666          -             -
and Chief Executive Officer   1996      200,000  100,000        -             -             -             -             -
                              1995      120,000   34,566        -             -             -             -             -

Dennis C. Jones(5)            1998      $47,306     -           -             -             -             -             -
Chief Financial Officer       1997      132,527     -           -             -           46,666          -             -
and Executive Vice-President  1996       72,692     -           -             -             -             -             -
                              1995        -         -           -             -             -             -             -

Mark Scobee                   1998      $33,412     -           -             -             -             -             -
Vice-President of             1997       89,915     -           -             -           16,666          -             -
Operations                    1996       78,461     -           -             -             -             -             -
                              1995       67,734

Brad H. Haber                 1998      $36,681     -           -             -             -
Former Vice-President         1997      103,373     -           -             -           21,666          -             -
Operations4                   1996       73,461     -           -             -             -             -             -
                              1995       49,841     -           -             -             -             -             -



AGGREGATED OPTION TABLE

     The following table sets forth certain information with respect to options exercised and options held, by the Named Executive. See "Security Ownership of Certain Beneficial Owners and Management" for number of exercisable shares.















-----------------------------
(1) 1998 amounts are for the 17 weeks ended April 26, 1998.
(2) Amount represents fees paid to SABi International, a management consulting and investment firm owned by Mr. Sabi.
(3) Mr. Toole III resigned as Chief Executive Officer, President and Director of the Company in July 1997. The compensation recorded in 1997 includes amounts agreed upon by the Company in Mr. Toole III's separation agreement. During 1998, the remaining amount of $84,000, based on the agreement, was paid to Mr. Toole
III. The Company accrued Mr. Toole III's entire severance expense in July 1997.
(4) Mr. Haber resigned as Vice-President of Operations of the Company in May
1998.
(5) Mr. Jones resigned as Chief Financial Officer and Executive Vice-President effective October 1998.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR 1997 OPTION VALUES

                                                             NUMBER OF SHARES SUBJECT         VALUE OF UNEXERCISED
                      SHARES ACQUIRED          VALUE         TO UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS
NAME                    ON EXERCISE          REALIZED           END OF FISCAL 1997            AT END OF FISCAL 1997
----                    -----------          --------           ------------------            ---------------------

                                                           EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
J. David Toole III           0                   -            316,666        -                 $42,000         -

OPTIONS GRANTS TABLES

     The following table sets forth information concerning the stock options granted to the Named Executives in 1997:

                        OPTION GRANTS IN 1997 FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                       NUMBER OF          PERCENT OF TOTAL                                     ANNUAL RATES OF PRICE
                 SECURITIES UNDERLYING   OPTIONS GRANTED TO     EXERCISE OR BASE  EXPIRATION     APPRECIATION OVER
NAME               OPTIONS GRANTED    EMPLOYEES IN FISCAL YEAR     PRICE ($/SH)     DATE            OPTION TERM
----               ---------------    ------------------------     ------------     ----            -----------
                                                                                                    5%      10%
                                                                                                    --      ---

Dennis C. Jones         30,000                  16.0%                 $6.75     December 2004    $87,105  $204,840

Mark Scobee             10,000                   5.3%                 $6.75     December 2004    $29,035   $68,280

Brad H. Haber(1)        15,000                   8.0%                 $6.75      August 1998       $0        $0

     The following table sets forth information concerning the stock options granted to the Named Executives during the transition period:

                       OPTION GRANTS IN TRANSITION PERIOD
                               (INDIVIDUAL GRANTS)

                                                                                               POTENTIAL REALIZABLE
                                            PERCENT OF                                           VALUE AT ASSUMED
                       NUMBER OF        TOTAL OPTIONS GRANTED                                  ANNUAL RATES OF PRICE
                 SECURITIES UNDERLYING   TO EMPLOYEES IN THE    EXERCISE OR BASE  EXPIRATION     APPRECIATION OVER
NAME               OPTIONS GRANTED        TRANSITION PERIOD        PRICE ($/SH)     DATE            OPTION TERM
----               ---------------    ------------------------     ------------     ----            -----------
                                                                                                    5%      10%
                                                                                                    --      ---
Ayman Sabi             195,000                 61.9%                   $3.50    February 2008    $429,221 $1,087,729

Martin J. Bernholz      60,000                 19.0%                   $3.50    February 2008    $132,068   $334,686


OPTION REPRICING TABLE

     The following table sets forth information concerning stock options that were repriced in 1997:

                                                 OPTION REPRICING

                                                                                      LENGTH OF
                             NUMBER OF     MARKET PRICE                               ORIGINAL
                            SECURITIES      OF STOCK AT    EXERCISE                  OPTION TERM
                            UNDERLYING        TIME OF      PRICE AT       NEW       REMAINING AT
                              OPTIONS        REPRICING      TIME OF    EXERCISE        DATE OF
NAME                DATE    REPRICED(#)         ($)       REPRICING     PRICE($)      REPRICING
----                ----    -----------         ---       ---------    ---------      ---------
Dennis C. Jones    7/2/97     16,666           $5.88        $10.80       $6.75        78 months
Mark Scobee        7/2/97      6,666           $5.88        $10.80       $6.75        78 months
Brad H. Haber(1)   7/2/97      6,666           $5.88        $10.80       $6.75        78 months

------------------------------
(1) Mr. Haber resigned as Vice-President of Operations of the Company in May 1998. The expiration date of his options was accelerated to August 1998 in accordance with the Company's Stock Option Plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee (the "Committee") of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. The Committee is composed of two directors who are not eligible to participate in any of the Company's executive compensation programs.

OVERVIEW AND PHILOSOPHY

     The Objectives of the Company's executive compensation programs are to:

*     Attract, motivate and retain the highest quality executives.

* Align their financial interests with those of the Company's long-term investors.

* Inspire them to achieve tactical and strategic objectives in a manner consistent with the Company's corporate values.

* In furtherance of these objectives, the Company's executive compensation policies and programs are designed to:

*     Focus participants on high priority goals to increase shareholder value.

* Encourage behaviors that exemplify the Company's core values relating to customers, quality of performance, employees, integrity, teamwork and good citizenship.

* Increase executive stock ownership to promote a proprietary interest in the success of the Company.

     There are two major components of the Company's executive officer compensation: (1) base salary and (2) long-term stock incentives. Formerly, the Company had an annual cash bonus incentive program for the President and Chief Executive Officer.

BASE SALARY

     In establishing base salaries for executive officers for the transition period, the Committee considered (1) the significant scope of the duties and responsibilities of each officer's position, (2) individual contributions, (3) the increased experience level gained over the preceding period by those executive officers holding new positions, (4) the Committee's overall philosophy of paying executive officers according to a competitive framework, and (5) comparable compensation practices in the casual dining industry.

     Compensation for the 1997 fiscal year and the transition period for Ayman Sabi, Roadhouse Grill's President and Chief Executive Officer, consisted primarily of a base salary, potential bonuses based on corporate performance and stock option awards. The Committee determined Mr. Sabi's base salary for 1998 after considering several factors, including those described above with respect to all executives under Base Compensation. Specifically, the Committee focused on Mr. Sabi's role in the continuing profitability of Roadhouse Grill. The Committee also focused on Mr. Sabi's experience, the demand for executives with these skills and the Company's desire to continue to retain his services. In addition, the Committee also considered Mr. Sabi's commitment to the long-term success of Roadhouse Grill. Mr. Sabi's annual compensation for 1998 is $360,000 and he was awarded stock options to purchase 195,000 shares of Common Stock at $3.50 per share. Compensation for the 1997 fiscal year for J. David Toole III, the Company's former President and Chief Executive Officer, consisted primarily of a base salary, potential bonuses based on corporate performance and stock option awards. Mr. Toole's annual compensation for fiscal 1997 was $296,154, he received a bonus of $50,000 and he was awarded stock options to purchase 316,666 shares of Common Stock at a weighted average price per share of $6.59.

LONG-TERM STOCK INCENTIVES

     The Committee believes that stock options are an important component of executive compensation. The Company believes that stock options encourage executive officers to remain in the Company's employ, as long-term rewards are linked to stock price appreciation.

     The Board adopted the 1994 Stock Option Plan (the "Original Plan") with an effective date of February 14, 1994. The Board and the shareholders of the Company amended and restated the Original Plan effective November 8, 1996 by adopting and approving the Plan. The Plan provides for grants of nonqualified stock options to Company employees and to non-employee officers, directors and consultants of the Company. The Plan is administered by the Compensation and Stock Option Committee. A maximum of 516,666 shares of Common Stock may be issued pursuant to the Plan. As of April 26, 1998, options to purchase 384,260 shares were outstanding under the Plan at a weighted-average exercise price of $6.59 per share. Except for 3,333 options which vested immediately upon their grant, all of the options granted to date under the Plan vest over a three year period from the date of grant, subject to the acceleration of vesting upon a change of control of the Company.

     The term of the options is determined by the Committee, but in any event may not exceed ten years from the date of grant. The exercise price, which is the fair market value on the date of the grant, may be paid in cash, common stock or a combination of both cash and common stock.

     In addition to options that have been granted under the Plan, the Company has granted options, which were not covered by the Plan. Options were granted to
J. David Toole, III (former President and Chief Executive Officer) to acquire up to 166,666 shares of the Company's Common Stock at a price of $7.50 per share and up to 150,000 shares of the Company's Common Stock at $5.58 per share. These options had original expiration dates of September 2002 and October 2004, respectively. Due to his resignation from the Company in July 1997, it was determined in his severance agreement that the expiration dates for both sets of options would be July 31, 1998. In February 1998, options were granted to the President and Chief Executive Officer, the general counsel and a consultant of the Company to purchase 300,000 shares of the Company's Common Stock at a purchase price of $3.50 per share. According to the terms of the original agreement, these options vested as follows: 100,000 vested at the date of grant, 100,000 vested upon attainment and maintenance of an average closing price for the Company's Common Stock, over a ten day period, of at least $6.50 per share, and the final 100,000 vested upon attainment and maintenance of an average closing price for the Company's Common Stock, over a ten day period, of at least $9.50 per share. The agreement was later amended with respect to the vesting schedule, and the general counsel and consultant became employees of the Company. According to the terms of the new agreement, all the options vest at the date of grant. These options are exercisable for a period of ten years after grant.

     During 1997, the Committee evaluated the options which had been previously granted to employees and officers of the Company. In order to be consistent with the goal of encouraging employees and executive officers to remain in the Company's employ, a repricing program was suggested. On February 11, 1997, the Board of Directors authorized a repricing program which allowed employees to elect to reprice all of their outstanding options to purchase Common Stock of the Company, granted under the Stock Option Agreement dated May 1, 1996. Effective February 11, 1997, the employees' stock options were repriced to $6.75 per share and registered with the Securities and Exchange Commission effective July 2, 1997.

ANNUAL CASH BONUS INCENTIVES

     J. David Toole III, the Company's former President and CEO, under his employment agreement, was eligible to receive an annual cash bonus of $100,000 through fiscal 1999 if the Company's net income before taxes for such fiscal year exceeds the net income before taxes for the preceding fiscal year. In fiscal 1997 and 1996, Mr. Toole received an annual cash bonus of $50,000 and $100,000, respectively. Mr. Toole resigned from the Company during 1997. No other executive officers were covered under an annual cash incentive plan in fiscal 1997 and 1996.

OTHER INFORMATION

     Section 162(m) of the Internal Revenue Code places an annual limitation of $1,000,000 on the compensation of certain executive officers of publicly held corporations that can be deducted for federal income tax purposes unless such compensation is based on performance. No executive officer of the Company received annualized compensation in excess of $1,000,000 during the transition period or in any prior year. The Company's bonus and equity-based compensation plans are designed to meet the requirements of Section 162(m) by basing all incentive compensation on identifiable performance criteria. The Committee does not anticipate that any executive officer base salary will exceed $1,000,000.

COMPENSATION AND STOCK OPTION COMMITTEE
---------------------------------------

Vincent Tan

Phillip Ratner

PERFORMANCE GRAPH

      The following line graph compares the percentage change in the cumulative total return of Roadhouse Grill's ("GRLL") Common Stock, Nasdaq Combination Composite Index and a Company compiled peer group index ("Peer Group") consisting of Rare Hospitality International, Inc. ("RARE"); Lone Star Steakhouse & Saloon. ("STAR"); Outback Steakhouse, Inc. ("OSSI"); and Logan's Roadhouse, Inc. ("RDHS") over the period December 29, 1997 through April 26, 1998. The graph assumes an initial investment of $100 on December 29, 1997, the first day of the transition period, and the reinvestment of dividends, if any.

                             Roadhouse Grill, Inc.
        Peer Company Stock Comparison for Form 10-K dated April 26, 1998

                                                                       Peer Grp                  Peer Grp      GRLL       Nasdaq
               GRLL       OSSI        RARE       RDHS        STAR      Subtotal       COMP        Index        index     Comp indx
29-Dec-97     3.3130     28.7500     9.0000     14.2500     17.1880     69.1880     1537.4500      1.000       1.000       1.000
30-Jan-98     3.2500     32.0000     9.6250     18.2500     18.3130     78.1880     1619.3600      1.130       0.981       1.053
27-Feb-98     4.2500     35.7500     9.8750     21.2500     21.0630     87.9380     1770.5100      1.271       1.283       1.152
31-Mar-98     3.8750     39.1250    11.8750     22.6250     22.6880     96.3130     1835.6800      1.392       1.170       1.194
24-Apr-98     4.6250     37.8750    13.3130     24.3750     20.5000     96.0630     1868.9600      1.388       1.396       1.216

                                                Nasdaq
                      Peer Group    GRLL      Composite

               Dec      100.0       100.0       100.0
               Jan      113.0        98.1       105.3
               Feb      127.1       128.3       115.2
               Mar      139.2       117.0       119.4
               Apr      138.8       139.6       121.6

CERTAIN INDEMNIFICATION AGREEMENTS

     Pursuant to the Company's Articles of Incorporation and Bylaws, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by Florida law with respect to all liability and loss suffered, and reasonable expense incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

     The Company maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Company for a wrongful act for which they become legally obligated to pay or for which the Company is required to indemnify its directors or officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal 1995, the Company obtained loans in the aggregate amount of approximately $2.5 million from John Y. Brown, Jr. During fiscal 1995, Mr. Brown was the Chairman of the Board of Directors of the Company and was a shareholder. In January 1996, these loans were consolidated and extended under the Company's unsecured promissory note dated January 15, 1996, in the principal amount of $2.5 million, bearing interest at 8.5 percent per annum, the principal of and accrued interest on which were due and payable in full upon the closing, and from the proceeds, of the Company's initial public offering. The funds obtained by the Company from such loan were used to finance the opening of new restaurants. The loan was initially unsecured but in July 1996 was cross-collateralized by the lien granted on the additional $1.5 million loan described in the next paragraph.

     In July 1996, the Company borrowed an additional $1.5 million from Mr. Brown under the Company's secured promissory note dated July 12, 1996, bearing interest at 8.5 percent per annum, the principal of and accrued interest on which were paid on August 19, 1996 from a portion of the proceeds of the Company's $2.0 million loan from Berjaya Cayman described below. The loan, the proceeds of which were used to finance the opening of new restaurants, was secured by a lien on all of the furniture, fixtures and equipment located in the Company's restaurants on July 12, 1996 that had not been previously pledged to a third party. Following the repayment of this loan, the Company, in September 1996, obtained a new loan from Mr. Brown in the amount of $1.5 million, which was secured by the same collateral as the July 1996 note and which is evidenced by the Company's promissory note dated September 5, 1996, bearing interest at 5 percent per annum and payable in full upon the closing of the Company's initial public offering. The proceeds of this loan were used for general corporate purposes, including opening new restaurants.

     In July 1996, the Company borrowed $500,000 from Cupertino, a shareholder of the Company, under the Company's unsecured promissory note dated July 15, 1996, bearing interest at 8.5 percent per annum, the principal of and accrued interest on which were paid on August 19, 1996. The proceeds of this loan were used to finance the opening of new restaurants. Dr. Christian F. Horn, shareholder and former Chairman of the Board of Directors of the Company, is the Managing Partner of Horn Ventures Partners II, L.P., which is a General Partner of Cupertino.

     In August 1996, the Company borrowed $2.0 million from Berjaya Cayman, the majority shareholder of the Company, under an unsecured promissory note dated August 16, 1996, bearing interest at 8.5 percent per annum. The proceeds of this loan were used to liquidate the July 1996 $1.5 million loan from Mr. Brown and the $500,000 loan from Cupertino described above. In September 1996, the Company borrowed $3.0 million from Berjaya Cayman under an unsecured promissory note dated September 27, 1996, bearing interest at 8.5 percent per annum. The proceeds of this loan were used for general corporate purposes, including opening new restaurants. In November 1997, the Company paid Berjaya Cayman $2,000,000 in order to liquidate the promissory note dated August 16, 1996. In January 1998, the Company paid $1,500,000 of the outstanding amount of the promissory note dated September 1996. On February 6, 1998, the Company's Board of Directors approved the issuance of 400,000 shares of Common Stock to Berjaya Cayman to convert the $1,500,000 debt outstanding to Common Stock at a price of $3.75 per share, based on the closing market price as of February 6, 1998. Vincent Tan, the Chairman of the Board of Directors of the Company, is Chairman and Chief Executive Officer of Berjaya Group.

     Berjaya Cayman owns Roadhouse Grill Asia Pacific (H.K) Limited ("Roadhouse Grill Hong Kong") and Roadhouse Grill Asia Pacific (Cayman) Limited ("Roadhouse Grill Asia"). In January 1996, the Company entered into a Master Development Agreement with Roadhouse Grill Hong Kong which provides for the development and franchising of Roadhouse Grill restaurants in Hong Kong. Under the agreement, Roadhouse Grill Hong Kong is not required to develop any specific number of restaurants in Hong Kong, but any restaurants that it develops are credited against the development obligations of Roadhouse Grill Asia under Roadhouse Grill Asia's Master Development Agreement with the Company. Roadhouse Grill Hong Kong is not required to pay any franchise or reservation fee for restaurants that it develops, but it is responsible for paying or reimbursing approved expenses incurred by the Company in connection with the opening of each restaurant. In addition, Roadhouse Grill Hong Kong was required to pay a royalty in connection with the operation of each of its restaurants in the amount of 2% of gross sales for each restaurant's first three years of operation and 3% thereafter. Effective December 1, 1997, the agreement was amended with respect to royalty fees. The royalty fees will remain at 2% of gross sales for the life of the agreement. Under certain circumstances, Roadhouse Grill Hong Kong or the Company was able to grant franchises to third parties in Hong Kong. In that event, the Company was entitled to receive 50% of any franchise and reservation fees and 50% of any royalty fee payable by the third party franchisee, subject to limitations on the amounts payable to the Company of $10,000 per restaurant in the case of franchise and reservations fees and 2.5% of gross sales in the case of royalty fees. Effective December 1, 1997, the agreement was amended to allow the Company to receive 40% of any royalty fee payable by the third party franchisee, subject to a limitation of 2% of gross sales. Amounts for franchise and reservation fees were unchanged.

     In January 1996, the Company also entered into a Master Development Agreement with Roadhouse Grill Asia, which covers countries in Asia and the Pacific Rim (other than Hong Kong), including but not limited to, Australia, China, India, Indonesia, Japan, Malaysia, New Zealand, Singapore, South Korea, the Philippines and Thailand. Under the agreement, Roadhouse Grill Asia is required to open and maintain at least thirty Roadhouse Grill restaurants during the first ten years of the term of the agreement, with a minimum of two restaurants to be developed each year. Under certain circumstances, Roadhouse Grill Asia or the Company may grant franchises to third parties in the territory. The fee arrangement under the agreement is substantially the same as those under the agreement between the Company and Roadhouse Grill Hong Kong.

     As of December 28, 1997, there were three Roadhouse Grill restaurants operating in Malaysia under the Master Development Agreement with Roadhouse Grill Asia. Subsequent to December 28, 1997, one franchised restaurant in Malaysia ceased operations. The Company recorded $44,000, $51,000, and $95,000 in royalty income from those restaurants during fiscal 1996, 1997 and the 17 weeks ended April 26, 1998, respectively.

     On April 13, 1998, the Company issued a promissory note to Berjaya Cayman for $1,000,000, with an annual interest rate of 10.55%. The note was scheduled to be repaid on June 15, 1998. The Company extended payment of the note to July 24, 1998, at which date the note was paid.

     During the fourth quarter of 1997, the Company engaged National Retail Group Inc. ("NRG"), a real estate and retailing consulting firm, and SABi International Developments, Inc. ("SABi"), a management consulting and investment firm, to provide specified real estate development and management consulting services to the Company. SABi is wholly-owned by Ayman Sabi and NRG is an affiliate of Ayman Sabi. Mr. Sabi was and remains a director of the Company, was Chairman of the Company's Executive Committee from November 1997 to February 1998, and was elected President and Chief Executive Officer of the Company on February 6, 1998. During fiscal 1997, the Company paid fees and reimbursed expenses in the aggregate amounts of $168,214 and $60,000 to NRG and SABi, respectively. During the transition period, the Company paid fees and reimbursed expenses in the aggregate amount of $141,048 to NRG. The Company did not make any payments to SABi during the 17 weeks ended April 26, 1998. The Company believes amounts paid for services rendered by NRG and SABi were fair and competitive, and represented the fair market value of such services. Martin
J. Bernholz, Secretary and General Counsel of the Company, has served as the President of NRG since 1989.

SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must comply with the rules of the Securities and Exchange Commission ("SEC") and must be received by the Company from qualified shareholders by July 5, 1999, in order to be included in the proxy statement and proxy relating to that meeting. Shareholders wishing to bring any matter before a meeting should consult the Company's Bylaws with respect to any applicable notice or other procedural requirements.

YEAR 2000

     The Company has developed a plan to address the Year 2000 compliance issues. As part of that plan the Company will evaluate its internal information infrastructure, its major suppliers, financial institutions and credit card vendors. The Company cannot preclude that the Year 2000 may pose a significant impact until it completes such plan, which is currently underway. The Company will assess the costs related to Year 2000 compliance after each area is evaluated. At such point, the Company will accrue all costs that it expects to incur for each area. Roadhouse Grill is working diligently to complete the evaluation and its estimated date of completion is April 1999.

OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no matter other than those set forth herein which will be presented for consideration at the Annual Meeting of Shareholders. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, on such matters in accordance with their best judgement.

     The Board of Directors encourages each shareholder to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

              By Order of the Board of Directors


              Martin Bernholz,
              SECRETARY



Fort Lauderdale, Florida
October 28, 1998

                                                                       Exhibit A

                              ROADHOUSE GRILL, INC.
                         1998 OMNIBUS STOCK OPTION PLAN

1.       PURPOSE

The purpose of this Stock Option Plan (the "Plan") is to promote the interest of Roadhouse Grill, Inc. (the "Company"), by providing directors, officers, key employees and other consultants of the Company with an opportunity to acquire a proprietary interest in the Company, and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the ability to provide an opportunity to acquire a proprietary interest in the Company by the offering and availability of stock options will assist the Company in attracting and retaining the services of key personnel of outstanding ability.

2.       DEFINITIONS

Whenever used in the Plan, the following terms shall have the meaning set forth below:

2.1      "Board" means the Board of Directors of the Company.

2.2 "Code" means the Internal Revenue Code, as amended, and the rules and regulations promulgated thereunder.

2.3 "Committee" means the Committee which may be designated from time to time by the Board to administer the Plan. If so designated, the Committee may be composed of (i) not less than two persons (who need not be members of the Board) who are appointed from time to time to serve on the Committee by the Board, or (ii) not less than three persons (who need not be members of the Board) who are appointed from time to time to serve on the Committee by the Board and who qualify as "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, as the same now exists or may hereafter be amended from time to time. In the absence of a designated committee, the Board shall be deemed to be the Committee for the purposes of this Plan.

2.4 "Fair Market Value" shall mean, as of a specified date, (1) the fair market value of the Stock as determined in good faith by the Board, taking into account restrictions on such Stock, if any, or (2) if the Stock is publicly traded, the average of the highest and lowest bid and ask prices of the Stock as reported by such responsible reporting agency as the Board may select, or if the Stock is reported on the basis of a closing sales price, the average of the highest and lowest sales price of the Stock as reported by such agency.

2.5 "Incentive Stock Option" or "ISO" means a stock option which is intended to qualify as an incentive stock option as defined in Section 422A of the Code.



                                       1.                       1998 Omni Rev 1.

2.6 "Non-Statutory Stock Option" or "NSO" means a stock option to purchase stock that does not qualify as an incentive stock option as defined in
         Section 422A of the Code and any other tax-qualified discriminatory stock options which are currently or may be incorporated within the Code as it may from time to time be amended.

2.7 "Option" means, where required by the context of the Plan, an ISO and/or NSO granted pursuant to the Plan.

2.8 "Optionee" means a Participant in the Plan who has been granted one or more Options under the Plan.

2.9 "Participant" means an individual described in Section 5 of this Plan who may be granted Options under the Plan.

2.10     "Stock" means the Common Stock of the Company.

2.11 "Subsidiary" means any corporation, other than the Company, in an unbroken chain of Corporations beginning with the Company if each of the corporations other than the last corporation in an unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3.       ADMINISTRATION

3.1 The Plan shall be administered by the Board, which shall have full power, subject to the provisions of the Plan, to grant Options, construe and interpret the Plan, establish rules and regulations with respect to the Plan and/or Options granted hereunder and perform all other acts, including the delegation of administrative responsibilities, that it believes reasonable and necessary.

3.2 The Board shall have the sole discretion, subject to the provisions of the Plan, to determine the Participants eligible to receive Options pursuant to the Plan and the amount, type, and terms of any Options and the terms and conditions of option agreements relating to any Option.

3.3 The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan.

3.4 Any decision made, or action taken, by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final, conclusive and binding upon Optionees.

3.5 If the Board has appointed a Committee pursuant to Section 2.3 of the Plan, then the Committee shall administer the Plan and exercise the powers enumerated in Sections 3.1 through 3.4 with respect to such administration



                                       2.                       1998 Omni Rev 1.

         and other powers granted to the Board in this Plan, including, without limitation the right to grant Options pursuant to the Plan and to establish the Option price as provided in the Plan.

4.       SHARES SUBJECT TO THE PLAN

The total number of shares of Stock reserved for issuance upon exercise of Options under the Plan is two hundred and thirty-six thousand (236,000) subject to any adjustments as may occur in accordance with Section 14 hereof. Such shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, as determined by the Board. If any Option granted under the Plan lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such Option may again be made subject to Options under the Plan.

5.       ELIGIBLE PARTICIPANTS

The following persons are eligible to participate in the Plan and to be granted Options hereunder:

5.1 INCENTIVE STOCK OPTIONS: Incentive Stock Options may be granted only to any key employee of the Company, including any officer or director of the Company, who is in the regular, full-time employ of the Company.

5.2 NON-STATUTORY STOCK OPTIONS: Non-Statutory Stock Options may be granted to (i) any key employee of the Company, including any officer or director of the Company, who is in the regular, full-time employ of the Company; (ii) any non-employee director of the Company; or (iii) any consultant to, or other independent contractor of, the Company.

6.       GRANT OF OPTIONS

6.1 Subject to the terms, conditions, and limitations set forth in this Plan, the Company, by action of its Board, may from time to time grant Options to purchase shares of the Company's Stock to those eligible Participants as may be selected by the Board, in such amounts and on such other terms as the Board in its sole discretion shall determine. Such Options may be (i) "Incentive Stock Options" so designated by the Board and which when granted, are intended to qualify as incentive stock options as defined in Section 422A of the Code; (ii) "Non-Statutory Stock Options" so designated by the Board and which when granted do not qualify as incentive stock options under Section 422A of the Code; or (iii) a combination of both. The date on which the Board approves the granting of an Option shall be the date on which such Option is granted. Notwithstanding the foregoing, with respect to the grant of any Incentive Stock Option under the Plan, the aggregate Fair Market Value of Stock (determined as of the date the Option is granted) with respect to which such Options are exercisable for the first time by an


                                       3.                       1998 Omni Rev 1.

         Optionee in any calendar year (under all such stock option plans of the Company or subsidiaries) shall not exceed $100,000. Each grant of an Option under the Plan shall be evidenced by a written stock option agreement between the Company and the Optionee setting forth the terms and conditions not inconsistent with the Plan under which the Option so granted may be exercised pursuant to the Plan and containing such other terms with respect to the Option as the Board in its sole discretion may determine.

 6.2 In its grant of any Options under the Plan, the Company may establish, as a condition of such Options, the requirement that the Optionee execute, upon exercise, a Stock Restriction Agreement in a form established from time to time by the Board, which may provide, among other things, that the Company shall have a right of first refusal to purchase the shares issuable upon exercise of the Option in the event of any attempted sale, and shares purchased pursuant to the exercise of such Option shall be subject to such Stock Restriction Agreement.

7.       OPTION PRICE; FORM OF PAYMENT

The purchase price for a share of Stock subject to an Option granted hereunder shall not be less than 100% of the Fair Market Value of the Stock, as defined in
Section 2.4 herein. Notwithstanding the foregoing and to the extent permitted by the Plan, in the case of an Incentive Stock Option granted to any Optionee then owning more than 10% of the voting power of all classes of the Company's stock, the purchase price per share of the Stock subject to such Stock shall be not less than 110% of the Fair Market Value of the Stock on the date of grant of the Incentive Stock Option, determined as provided in Section 2.4.

The purchase price of each share of Stock purchased upon the exercise of any Option shall be paid in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or by delivery to the Company of an equivalent number of shares of Stock having a Fair Market Value on the date the Option is exercised equal to the exercise price of such Option, or by a combination of cash or check and such shares of Stock.

8.       EXERCISE OF OPTIONS

8.1 MANNER OF EXERCISE: An Option, or any portion thereof, shall be exercised by the Optionee delivering a written notice of exercise to the Board and paying to the Company the full purchase price of the shares acquired upon the exercise of the Option. Until certificates for the shares acquired upon the exercise of an Option are issued to an Optionee, such Optionee shall not have any rights of a shareholder.

8.2 LIMITATIONS AND CONDITIONS ON EXERCISE OF OPTIONS: In addition to any other limitations or conditions contained in this Plan or that may be imposed


                                       4.                       1998 Omni Rev 1.

         by the Board from time to time consistent with the Plan in the stock option agreements to be entered into with respect to Options granted hereunder, the following limitations and conditions shall apply to the exercise of Options granted under this Plan:

                           8.2.1. No Incentive Stock Option, by its terms shall be exercisable hereunder after the expiration of 10 years from the date of the grant thereof.

                           8.2.2. With respect to any Incentive Stock Option granted under the Plan, no Incentive Stock Options granted pursuant to the Plan to an eligible Participant then owning more than 10% of the voting power of all classes of the Company's stock (to the extent any Option may be granted under the Plan) may be exercised by its terms after the expiration of 5 years from the date of the grant thereof.

9.       INVESTMENT PURPOSE

Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased or options to be granted under the Plan, the Company shall require that an Optionee agree with and represent to the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares of Stock other than by transfers which may occur by will or by the laws of descent and distribution. No shares of Stock may be transferred unless, in the opinion of counsel to the Company, such transfer shall at such time be in compliance with applicable securities laws. In addition, unless a registration statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased under the Plan, each certificate representing any shares of Stock issued to an Optionee hereunder shall have endorsed thereon legends in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT") OR ANY STATE SECURITIES ACT AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY SUCH TRANSFER IS NOT IN VIOLATION OF ANY SUCH LAWS. ANY SALES OF THE SHARES UNDER RULE 144 OF THE ACT SHALL REQUIRE PROVISION TO THE COMPANY OF SUCH INFORMATION AS IT MAY REQUEST FOR COMPLIANCE WITH THAT RULE, AND APPLICABLE STATE SECURITIES LAWS."

10.      TRANSFERABILITY OF OPTIONS

No Option granted under the Plan shall be transferable by an Optionee (whether by sale, assignment, hypothecation or otherwise) other than by will or the laws of descent and distribution. Options granted under the Plan shall exercisable during the Optionee's lifetime only by Optionee.



                                       5.                       1998 Omni Rev 1.

11.      TERMINATION OF EMPLOYMENT

11.1 GENERALLY: Except as otherwise provided in this Section 11, if an Optionee is an employee of the Company and if his or her employment with the Company should be terminated (hereinafter "Termination of Employment"), other than by death or Disability (as hereinafter defined) the Optionee may, but only within thirty (30) days after the date of the Optionee's Termination of Employment, exercise an Option granted under the Plan, but only to the extent the Optionee was entitled to exercise the Option at the date of Termination of Employment and only if the term of the Option has not expired. The exercise of an Option under this Section shall be deemed to have occurred one (1) day prior to the date of Termination of Employment.

11.2 DEATH OR DISABILITY OF OPTIONEE: In the event of the death or Disability of an Optionee prior to expiration of an Option held by him or her, the following provision shall apply:

         11.2.1 If the Optionee is at the time of his or her death or Disability employed by the Company and has been in continuous employment (as determined by the Board in its sole discretion) since the date of the grant of the Option, then the Option may be exercised: (i) in the case of Disability, by the Optionee within one
                           (1) year following the date of such Disability, but only to the extent the Optionee was entitled to exercise such Option at the time of his or her Disability; or (ii) in the case of death, by the Optionee's estate, or by a person who acquired the right to exercise the Option by will or the laws of descent or distribution within one (1) year from the date of the Optionee's death, but only to the extent to which Optionee was entitled to exercise the Option at the time of death. For the purpose of this Section, the term "Disability" shall have the meaning given to it in Section 22(e)(3) of the Code. The Disability of an Optionee within the meaning of
                           Section 22 (e)(3) shall be determined by the Board, in its sole discretion.

         11.2.2 If the Optionee dies within thirty (30) days after the Termination of Employment, the Option may be exercised at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent or distribution but only to the extent the Optionee was entitled to exercise the Option at the time of Termination of Employment.

11.3 CANCELLATION OF OPTIONS: If the employment of an Optionee is terminated by the Company for cause, or if an Optionee enters into competition with or



                                       6.                       1998 Omni Rev 1.

         becomes employed by a competitor of the Company, or if the Optionee otherwise conducts himself or herself in a manner which the Board determines detrimental to the Company, then the Board shall have the right to cancel any Options granted to the Optionee under the Plan.

12.      SPECIAL RULES FOR NON-EMPLOYEE OPTIONS

12.1 CONDITIONS AND LIMITATIONS ON EXERCISE: If an Optionee who is a non-employee director, consultant or independent contractor of the Company ceases to be such a director, consultant or independent contractor of the Company for any reason (hereinafter the "Termination Date"), then the Optionee may, but only within thirty (30) days after the Termination Date, exercise a NSO granted hereunder but only to the extent the Optionee was entitled to exercise the NSO on the Termination Date and only if the term of the NSO has not expired. In the event an Optionee who is a non-employee dies during his or her term as director, consultant or independent contractor then any NSO held by such Optionee may be exercised within one (1) year from the date of such Optionee's death, by the Optionee's estate, or by the person who acquired the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

12.2 CANCELLATION OF OPTION: In the event an Optionee who is a non-employee director, consultant or independent contractor of the Company is removed as such for cause or default, or if an Optionee enters into competition with or becomes employed by a competitor of the Company, the Option of such person shall be deemed canceled.

12.3 APPLICABILITY OF OTHER PROVISIONS OF PLAN: Except as specifically set forth above, all other provisions of this Plan generally applicable to NSO's shall apply to any NSO granted to an Optionee who is a non-employee director, consultant or independent contractor of the Company.

13.      AMENDMENT AND TERMINATION OF THE PLAN

13.1 The Board, without approval by the shareholders of the Company, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as may be in the best interests of the Company, provided, however, that no such amendment shall be made without approval of the shareholders which would: (a) materially modify the eligibility requirements for Options;
         (b) increase the total number of shares of Stock which may be issued pursuant to Options, except in accordance with Section 14 of the Plan;
         (c) reduce the minimum option price per share, except for adjustments made pursuant to Section 14 of the Plan; (d) extend the period of granting stock options; or (e) materially increase in any other way the benefits accruing to Optionees.




                                       7.                       1998 Omni Rev 1.

13.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to him or her under the Plan.

13.3 The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or regulations of the Code.

14.      CHANGES IN CAPITAL STRUCTURE

14.1 In the event a stock dividend is declared upon the Stock or a stock split-up is authorized, the shares of Stock then subject to each Option (and the number of shares reserved for issuance pursuant thereto) shall be increased proportionately and the purchase price per share proportionately decreased. In the event the Company declares or authorizes a reverse stock split or combination of shares, the shares of Stock subject to each option shall be proportionately reduced and the purchase price per share shall be proportionately increased. Subject to the provisions of Section 14.2, if the Stock shall be changed into or exchanged for a different number or class of shares of Stock, or other securities of the Company or of another corporation, whether through reorganization, recapitalization, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Option (and for each share of Stock then reserved for issuance pursuant thereto) the number and class of shares of Stock or other securities into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Option.

14.2 If the Company is dissolved or liquidated, or if the Company is not the surviving or resulting corporation, in connection with a merger or consolidation, then, in such event, in the sole discretion of the Committee, each Optionee may be granted the right to exercise an Option prior to the occurrence of the event otherwise terminating the Options, over such period and upon such terms as the Committee, in its sole and absolute discretion, shall determine.

15.      MISCELLANEOUS PROVISIONS

15.1 RIGHT TO CONTINUED EMPLOYMENT: No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to continued employment with the Company. The Company further expressly reserves the right at any time to dismiss an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in a stock option agreement.

15.2 GOVERNING LAW: The Plan shall be administered in the State of Florida, and


                                       8.                       1998 Omni Rev 1.

         the validity, construction, interpretation, administration and all rights relating to the Plan shall be determined solely in accordance with the laws of such state.

16.      SHAREHOLDER APPROVAL AND EFFECTIVE DATES

The effective date of the Plan shall be July 1, 1998 Notwithstanding the foregoing, this Plan and any Option granted hereunder are contingent upon the approval of this Plan by the shareholders of the Company. No Option may be granted subsequent to June 30, 2008, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or until such Options are canceled.




































                                       9.                       1998 Omni Rev 1.

                                                                       Exhibit B

                             ROADHOUSE GRILL, INC.

          This Proxy is solicited on behalf of the Board of Directors

                ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 9, 1998


        The undersigned shareholder of Roadhouse Grill, Inc. hereby appoints Ayman Sabi and Martin Bernholz or any of them acting by majority or acting singly in the absence of the others, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all of the shares of Roadhouse Grill, Inc.'s Common Stock of which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida, on Wednesday, December 9, 1998, at 10:00 a.m., EST, or any adjournment(s) thereof:

        You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendations.

        The Proxies cannot vote your shares unless you sign and return this card.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE



A /X/  Please mark your
       votes as in this
       example.


                                            The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed
                 For all                    proxy is returned, such shares will be voted "FOR ALL" nominees
                (except as       Withhold   in Item 1 and "For" proposals 2 and 3.
                indicated)       For All                                                                      FOR  AGAINST  ABSTAIN
1. Election of     / /             / /      Nominees: Vincent Tan              2.  Ratification of KPMG Peat  / /    / /      / /
   Directors                                                                       Marwick as independent
                                                      Ayman Sabi                   Auditors for the Company.
For. Except vote withheld from the following
nominees(s)                                           Philip Friedman
                                                                               3.  Approval of the 1998       / /    / /     / /
                                                      Phillip Ratner               Omnibus Stock Option
                                                                                   Plan which authorizes the
                                                      Alain K.K. Lee               issuance of options to
-------------------------------------------                                        purchase up to 236,000
                                                                                   shares of the Company's
                                                                                   Common Stock.

                                                                                The undersigned hereby authorizes the proxies, in
                                                                                their discretion to vote on any other business
                                                                                which may properly be brought before the meeting
                                                                                or any adjournment thereof.


                                                                                                                    Change of  / /
                                                                                                             Address/comments
                                                                                                              on reverse side

                                                                                            I plan to  / /          I do not  / /
                                                                                           Attend the                plan to
                                                                                              meeting             Attend the
                                                                                                                     meeting




Signature(s) _____________________________________________________________________________________ Date __________________________

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as executor, administrator, trustee, guardian, etc., please give full titles as such.
